As filed with the Securities and Exchange Commission on April 30, 2009
     Registration No. 333-149079

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________
POST-EFFECTIVE AMENDMENT NO. 1
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
__________________
Converted Organics Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2873 (Primary Standard Industrial Code Number)	20-4075963 (I.R.S. Employer Identification Number)
7A Commercial Wharf West
Boston, MA 02110
(617) 624-0111
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
__________________
Edward J. Gildea
Chief Executive Officer
7A Commercial Wharf West
Boston, MA 02110
(617) 624-0111
(Name, address, including zip code, and telephone number, including area code, of agent for service)
__________________
Copies To:
Ralph V. De Martino, Esq.
Cavas S. Pavri, Esq.
Cozen O’Connor
1900 Market Street
Philadelphia, Pennsylvania 19103
Telephone: (215) 665-5542
Facsimile: (215) 701-2478
__________________
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number in the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
Explanatory Note
The purpose of this Post-Effective Amendment No. 1 is to update the Registration Statement, originally filed on Form S-1, file no. 333-149079, dated June 16, 2008.

PROSPECTUS
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.
Subject to Completion, dated April 30, 2009
293,629 Shares of Common Stock
293,629 Class B Warrants
     This prospectus relates to the following offerings by certain of our stockholders and warrantholders, which we refer to as “Selling Securityholders”:
•	the resale of up to 293,629 non-redeemable Class B warrants; and

•	the resale, or primary issuance (in the case of transferees of the Selling Securityholders who acquire the Class B warrants of the Selling Securityholders pursuant to this prospectus) of 293,629 shares of our common stock issuable upon the exercise of the Class B warrants by the Selling Securityholders or their transferees, as the case may be.
     In addition, this prospectus covers additional shares issuable pursuant to the Class B warrants as a result of stock dividends declared by us since the issuance of the warrants. Holders of the Class B warrants issued as a component of the units sold by us in the offering may currently purchase 1.4677 shares of common stock for each warrant exercised. The number of shares of common stock purchasable upon exercise of the Class B warrants is subject to further adjustment upon future payment, if any, of stock dividends with respect to shares of our common stock.
     We will not receive any proceeds from the sale of these securities, although we will receive the exercise price for any warrants that are exercised. We are registering securities for resale by the Selling Securityholders, but that does not necessarily mean that they will sell any of the securities.
     The Class B warrants are exercisable at $11.00 per warrant at any time on or before February 13, 2012.
     Our common stock and Class B warrants are quoted on the Nasdaq Capital Market under the symbols “COIN” and “COINZ,” respectively. On April 29, 2009, the closing sale prices of our common stock and Class B warrants on the Nasdaq Capital Market were $1.46 per share and $0.49 per Class B warrant.
Investing in our securities involves risks. See “Risk Factors” beginning on page 2.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is ___________, 2009.

PROSPECTUS SUMMARY
RISK FACTORS
CORPORATE INFORMATION
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
DILUTION
PLAN OF DISTRIBUTION
SELLING SECURITYHOLDERS
DESCRIPTION OF CAPITAL STOCK
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF DOCUMENTS BY REFERENCE
PART II
Item 14. Other expenses of issuance and distribution
Item 15. Indemnification of directors and officers
Item 16. Exhibits and financial statement schedules
Item 17. Undertakings
SIGNATURES
INDEX TO EXHIBITS
Ex-23.2 - Consent of CCR LLP

PROSPECTUS SUMMARY
     The following summary highlights selected information contained in this prospectus. This summary does not contain all the information that may be important to you. You should read the more detailed information contained in this prospectus, including but not limited to, the risk factors incorporated by reference herein.. References to “we,” “us,” “our,” “Converted Organics” or the “Company” mean Converted Organics Inc. and its wholly owned subsidiaries.
Offering by Selling Securityholders
     In connection with our February 2007 initial public offering, we issued 293,629 Class A warrants and 293,629 Class B warrants to certain lenders who participated in a bridge financing. In November 2008, we redeemed our outstanding Class A warrants, and as such, no Class A warrants remain outstanding. We are registering the following securities issued in connection with the bridge financing:
•	For resale by the bridge lenders, 293,629 Class B warrants; and

•	For resale by the bridge lenders or for primary issuance to the transferees pursuant to this prospectus of the Class B warrants held by the bridge lenders, 293,629 shares issuable upon exercise of the Class B warrants.
     In addition to the above, the holders of the warrants are entitled to additional shares issuable pursuant to the Class B warrants as a result of stock dividends declared by us since the issuance of the warrants. As a result of the stock dividends, as of the date of this prospectus, each Class B warrant is exercisable to purchase 1.4677 shares of common stock. The number of shares of common stock purchasable upon exercise of the Class B warrants is subject to further adjustment upon future payment, if any, of stock dividends with respect to our shares of common stock.
     The exercise price of a Class B warrant is $11.00, and as adjusted to reflect the payment of stock dividends through April 24, 2009, each Class B warrant is exercisable to purchase 1.4677 shares of common stock. The Class B warrants expire on February 13, 2012, but if the warrants are not exercisable at that time because a current registration statement for the underlying shares is not available, then the expiration date will be extended for 30 days following notice from us that the warrants are again exercisable. Nevertheless, there is a possibility that the warrants will never be exercisable when in-the-money or otherwise, and that warrant holders will never receive shares or payment of cash in settlement of the warrants. We do not have the right to redeem the Class B warrants

Common stock outstanding	15,251,708 shares as of April 29, 2009

Use of proceeds	We will not receive any of the proceeds from the sale of the securities being registered on behalf of the Selling Securityholders hereunder. We will receive the exercise price upon the exercise of any Class B warrants.

Nasdaq Capital Market symbols	Common stock: COIN

Class B warrants: COINZ

Risk factors	Investing in these units involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus.
     Our principal business office is located at 7A Commercial Wharf West, Boston, Massachusetts 02110, and our telephone number is (617) 624-0111. Our website address is www.convertedorganics.com. Information contained on our website or any other website does not constitute part of this prospectus.

     We will bear the expenses of registering these securities. The Selling Securityholders will pay the cost of any brokerage commissions and discounts, and all expenses incurred by them in connection with the resale of the securities. See “Plan of Distribution.”
RISK FACTORS
     Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.
CORPORATE INFORMATION
     Our principal executive offices are located at 7A Commercial Wharf West, Boston, MA 02110, and our telephone number is (617) 624-0111. Our web site address is convertedorganics.com. Information on our web site is not part of this prospectus.
FORWARD-LOOKING STATEMENTS
     Some of the information in this prospectus, any prospectus supplement, and the documents we incorporate by reference contains forward-looking statements within the meaning of the federal securities laws. You should not rely on forward-looking statements in this prospectus, any prospectus supplement, and the documents we incorporate by reference. Forward-looking statements typically are identified by use of terms such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “may,” “will,” “should,” “estimate,” “predict,” “potential,” “continue,” and similar words, although some forward-looking statements are expressed differently. This prospectus, any prospectus supplement, and the documents we incorporate by reference may also contain forward-looking statements attributed to third parties relating to their estimates regarding the growth of our markets. All forward-looking statements address matters that involve risk and uncertainties, and there are many important risks, uncertainties and other factors that could cause our actual results, as well as those of the markets we serve, levels of activity, performance, achievements and prospects to differ materially from the forward-looking statements contained in this prospectus, any prospectus supplement, and the documents we incorporate by reference.
     You should also consider carefully the statements under “Risk Factors” and other section of this prospectus, any prospectus supplement, and the documents we incorporate by reference, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, any prospectus supplement, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.
USE OF PROCEEDS
     If exercised, we will receive gross proceeds of approximately $3.2 million from the exercise of the 293,629 Class B warrants included in this prospectus. Additionally, if exercised, we would also receive approximately $23.2 million and $4.1 million, respectively, of gross proceeds from Class A warrants, Class B warrants and underwriter units included in the prospectus, file Nos. 333-135174 and 333-149221 (which are being filed simultaneously with this prospectus). We will retain discretion over the use of the net proceeds we may receive from these offerings, but we currently intend to use such proceeds, if any, for working capital purposes.

CAPITALIZATION
     The following table is derived from our audited financial statements as of December 31, 2008 and sets forth our:
•	Actual capitalization as of December 31, 2008;

•	Pro forma capitalization as of December 31, 2008 after giving effect to: (i) the exercise of all outstanding Class A and Class B Warrants at $8.25 and $11.00 per warrant, respectively; (ii) the exercise of 131,219 underwriter warrants for 131,219 units at $6.60 (a unit comprising one share of common stock and one Class A Warrant and one Class B Warrant); (iii) the exercise of 131,219 Class A warrants issued pursuant to (ii) above, and the exercise of 131,219 Class B warrants issued pursuant to (ii) above. The Class A, Class B and underwriter units contained in this pro forma capitalization are being simultaneously registered in prospectus file Nos. 333-135174, 333-149221, 333-149079.

	December 31, 2008
	Actual	Pro Forma as Adjusted
DEBT

Term notes payable	$89,170	$-0-

Convertible notes payable, net of unamortized discount	4,954,176	4,954,176

Mortgage payable	248,166	248,166

Bonds payable	17,500,000	17,500,000

Total debt	$22,791,512	$22,702,342

OWNERS’ EQUITY

Preferred stock, $.0001 par value, authorized	$—	$—

10,000,000 shares; no shares issued and outstanding	$—	$—
Common stock, $.0001 par value, authorized 40,000,000 shares,	743	1,163
7,431,436 shares issued and outstanding at December 31, 2008 actual; 11,629,383 shares issued and outstanding pro forma as adjusted	743	1,163

Additional paid-in capital	31,031,647	61,570,457

Member’s equity	619,657	619,657

Accumulated deficit	(26,605,115)	(26,605,115)

Total owners’ equity	$5,046,932	$35,586,162

     This table should be considered in conjunction with the sections of this registration statement captioned “Use of Proceeds” and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and financial statements and related notes included by reference elsewhere in this registration statement.

DILUTION
     Our Class B warrants are not redeemable by us. If you exercise your warrants your interest will be diluted to the extent of the difference between the exercise price of our warrants and the as adjusted net tangible book value per share of our common stock after this offering. Below we illustrate the dilution you will incur if all our Class B warrants are exercised.
Dilution Upon Exercise of Class B Warrants
     Our net tangible book value as of December 31, 2008 was $5,046,932 or $.68 per outstanding share of common stock. Without giving effect to any changes in the net tangible book value after December 31, 2008 other than:
•	the exercise of 2,467,929 Class B warrants at $11.00 per warrant;

•	the exercise of 131,219 underwriter units at $6.60 per unit

•	the exercise of 131,219 Class A (underwriter ) Warrants at $8.25 per warrant; and

•	the exercise of 131, 219 Class B (underwriter) warrants at $11.00 per warrant;
Our pro forma net tangible book value at December 31, 2008 would be $35,586,162 or $3.06 per outstanding share of common stock. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of our warrants in this offering and the net tangible book value per share of our capital stock immediately afterwards. This represents an immediate increase of $2.38 per share of capital stock to existing stockholders and an immediate dilution of $7.61 per share of common stock to the new investors who exercise the Class B warrants in this offering. The following table illustrates this per share dilution:

Weighted average exercise price of warrants		$10.67

Net tangible book value as of December 31, 2008	$.68

Increase in net tangible book value per share attributable to new investors	$2.38

As adjusted net tangible book value per share after this offering		3.06

Dilution in net tangible book value to new investors		$7.61

PLAN OF DISTRIBUTION
     Each Selling Securityholder and its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock or warrants on a stock exchange, market or trading facility on which those securities are traded or in private transactions. These sales may be at fixed or negotiated prices.
     We are also registering the initial issuance of shares of our common stock upon the exercise of the Class B Warrants acquired from the Selling Securityholders pursuant to this prospectus.
     A Selling Securityholder may use any one or more of the following methods when selling shares and warrants:
•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

•	block trades in which the broker dealer will attempt to sell the shares or warrants as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker dealer as principal and resale by the broker dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker dealers may agree with the Selling Securityholders to sell a specified number of such shares or warrants at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.
     The Selling Securityholders may also sell their shares of common stock and Class B warrants under Rule 144 under the Securities Act, rather than under this prospectus.
     The Selling Securityholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver securities in connection with these trades .
     Broker dealers engaged by the Selling Securityholders may arrange for other broker dealers to participate in sales. Broker dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated. It is not expected that these commissions and discounts will exceed what is customary in the types of transactions involved. Any profits on the resale of shares or warrants by a broker dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares or warrants will be borne by a Selling Securityholder. The Selling Securityholders may agree to indemnify any agent , dealer or broker-dealer that participates in transactions involving sales of the shares or warrants if liabilities are imposed on that person under the Securities Act.
     The Selling Securityholders and any broker dealers or agents that are involved in selling the shares or warrants may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker dealers or agents and any profit on the resale of the shares or warrants purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
     We are required, or have elected, to pay all fees and expenses incident to the registration of the shares and warrants being registered herein. We are not required to pay commissions and other selling expenses. We have agreed to indemnify the

Selling Securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the registration statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact necessary to make the statements therein not misleading.
     The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of common stock and Class B warrants and activities of the Selling Securityholders.

SELLING SECURITYHOLDERS
     Below is information with respect to the beneficial ownership of our securities by the Selling Securityholders as of April 20, 2009. Except as described below, the Selling Securityholders do not have, or have had, any position, office or other material relationship with us or any of our affiliates beyond their investment in, or receipt of, our securities. Beneficial ownership has been determined in accordance with the rules of the SEC, and includes voting or investment power with respect to the securities. Our registration of these securities does not necessarily mean that the Selling Securityholders will sell any or all of the securities covered by this prospectus.
     We are registering 293,629 Class B warrants and 293,629 shares of common stock underlying the Class B warrants included in this prospectus, issued to the Selling Securityholders, in each case, for resale from time to time by the Selling Securityholders identified in this prospectus. We are also registering the initial issuance of shares of our common stock upon the exercise of the Class B Warrants acquired from the Selling Securityholders pursuant to this prospectus.
     The information set forth in the following table regarding the beneficial ownership after resale of securities assumes that the Selling Stockholder will purchase the maximum number of shares of common stock provided for by the Class B warrants and will sell all of the shares of common stock owned by that Selling Stockholder covered by this prospectus. There

	SECURITIES				SECURITIES
	BENEFICIALLY				BENEFICIALLY
	OWNED PRIOR TO		SECURITIES		OWNED AFTER
	THE OFFERING		OFFERED HEREBY		THIS OFFERING
				Common
				stock
				underlying
	Common	Class B	Class B	Class B	Common	Class B
	stock(1)	Warrants	Warrants	Warrants	stock(1)	Warrants
HIGH CAPITAL FUNDING LLC(2)	20,000 (3)	246,214	109,090	109,090	20,000	137,124
LEA ADAR	—	3,636	3,636	3,636	—	—
ATTAR FAMILY LTD	2,396	7,636	7,636	7,636	2,396	—
LESLIE BARDT	—	909	909	909	—	—
RICHARD BASSIN	—	7,273	7,273	7,273	—	—
MARC AND ELLEN BECKER TENANTS IN COMMON	—	2,727	2,727	2,727	—	—
RONALD J BERK	—	9,091	9,091	9,091	—	—
HARRIET STONE BERKOWITZ	—	909	909	909	—	—
MORRELL BERKOWITZ	—	909	909	909	—	—
JAMES AND CAROL BOS	—	909	909	909	—	—
FRED A BRASCH	—	2,727	2,727	2,727	—	—
DIANA BUDZANOSKI	2,319	1,818	1,818	1,818	2,319	—
BUSHROD BURNS	1,319	1,818	1,818	1,818	1,319	—
HOWARD COMMANDER	—	9,091	9,091	9,091	—	—
SCOTT COMMANDER	—	1,818	1,818	1,818	—	—
MICHAEL DAVIDOV	—	1,818	1,818	1,818	—	—
LORRAINE DOWD	—	1,818	1,818	1,818	—	—
BARBARA H AND PETER R DUCOFFE	—	4,545	4,545	4,545	—	—
HERBERT W EBER	—	909	909	909	—	—
KENNETH AND JOCELIN ELAN	—	2,727	2,727	2,727	—	—
NEILA AND LAWRENCE B. FISHER	—	2,727	2,727	2,727	—	—
J DAVID FORSYTH	—	3,091	3,091	3,091	—	—
JACK FRANCO	100	1,818	1,818	1,818	100	—
SCOTT GARBER	—	1,818	1,818	1,818	—	—
STEPHEN W GARBER	—	9,091	9,091	9,091	—	—
SONIA GLUCKMAN	—	4,545	4,545	4,545	—	—
STEPHEN M GREENBERG	—	909	909	909	—	—

DAVID R GROSS	—	3,091	3,091	3,091	—	—
CHRISTEN HART	—	909	909	909	—	—
ELLIS T AND REVA A HART	—	909	909	909	—	—
HART FAMILY REVOCABLE TRUST	—	909	909	909	—	—
THE HART ORGANIZATION CORP	—	0	0	0	—	—
MARY L HART	—	9,091	9,091	9,091	—	—
DAVID AND JOAN HERSKIVITS	—	3,636	3,636	3,636	—	—
INSIGHT PRODUCTIONS LLC	—	909	909	909	—	—
NORMAN AND PATTY JOHNSON	—	909	909	909	—	—
LESLIE AND BARBARA KALMUS JT	1,160	909	909	909	1,160	—
GERALD F KAPLAN	14	5,455	5,455	5,455	14	—
JEFFREY A KUNKES MD	50	909	909	909	50	—
JOCELYN B. LAIDLAW	—	909	909	909	—	—
GERALD S LEESEBERG	—	6,364	6,364	6,364	—	—
MICHAEL G LEFF	215	1,818	1,818	1,818	215	—
JEFFREY J LEON	—	1,818	1,818	1,818	—	—
DR JAMES M LIBBY	—	3,636	3,636	3,636	—	—
STANLEY C LIPTON	—	1,818	1,818	1,818	—	—
EDGAR O MANDEVILLE	1,160	909	909	909	1,160	—
MELISSA MANHEIM	1,160	909	909	909	1,160	—
THERESA MARI	—	909	909	909	—	—
ALEXANDER MICHAELS	1,533	7,273	7,273	7,273	1,533	—
JAMES J NOONAN	333	3,091	3,091	3,091	333	—
ONE WALTON PLACE LLC	—	2,727	2,727	2,727	—	—
THE DAVID AND LAURA OWEN TRUST	—	909	909	909	—	—
THOMAS AND IRENE M PRINCIPE	100	1,818	1,818	1,818	100	—
DAVID A RAPAPORT	—	4,545	4,545	4,545	—	—
PHYLLIS RODBELL	—	909	909	909	—	—
NEIL AND SUSAN HART	—	909	909	909	—	—
SIDNEY AND CAROL STRICKLAN	—	3,091	3,091	3,091	—	—
TALL OAKS LLC	23	9,091	9,091	9,091	23	—
FRANCES N VEILLETTE	25	1,818	1,818	1,818	25	—
JO LYNN AND JOHN WALLER	—	1,818	1,818	1,818	—	—
WEINER FAMILY INVESTMENTS LLC	979	9,091	9,091	9,091	979	—
F KENNETH ZADECK	—	4,545	4,545	4,545	—	—

TOTALS	32,886	430,753	293,629	293,629	32,886	137,124

(1)	Does not include shares of common stock underlying the Class B warrants.

(2)	We have filed a registration statement (file no. 333-149221) to register 41,250 Class A warrants, 41,250 Class B warrants, and the shares underlying such warrants, which are included in the table for High Capital Funding, LLC.

(3)	Consists of 20,000 shares of common stock. There is no assurance that any of the Class B warrants will be exercised.

DESCRIPTION OF CAPITAL STOCK
     The following information describes our capital stock as well as certain provisions of our certificate of incorporation and bylaws. This description is only a summary. You should also refer to our certificate of incorporation and bylaws, which have been filed as exhibits to the registration statement of which this prospectus is a part.
     Our authorized capital stock consists of 40,000,000 shares of common stock, $0.0001 par value, and 10,000,000 shares of preferred stock, $0.0001 par value.
As of April 29, 2009, there were no shares of preferred stock outstanding and there were outstanding:

•	15,251,708 shares of common stock outstanding;

•	1,246,735 shares issuable upon the exercise of options issued pursuant to our current stock option plans;

•	7,295,698 shares issuable upon the exercise of outstanding warrants; and

•	276,932 shares issuable upon the exercise of options available for future grant under our stock option plans.
Common Stock
     Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holders of 50% or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary or involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock.
     We have not declared or paid any cash dividends and do not intend to pay any cash dividends in the foreseeable future. We intend to retain any future earnings for use in the operation and expansion of our business. The terms of our New Jersey bond issue restrict our ability to pay cash dividends. Any future decision to pay cash dividends on common stock will be at the discretion of our board of directors and will depend upon, in addition to the terms of the New Jersey bond financing and any future bond or bank financings, our financial condition, results of operation, capital requirements and other factors our board of directors may deem relevant. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore. It is our present intention to retain earnings, if any, for use in our business. The payment of cash dividends on the common stock is, therefor, unlikely in the foreseeable future.
Preferred Stock
     Our Board of Directors is authorized by our Certificate of Incorporation to establish classes or series of preferred stock and fix the designation, powers, preferences and rights of the shares of each such class or series and the qualifications, limitations or restrictions thereof without any further vote or action by our stockholders. Any shares of preferred stock so issued would have priority over our common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by our stockholders and may adversely affect the voting and other rights of the holders of our common stock. At present we have no plans to issue any additional shares of preferred stock or to adopt any new series, preferences or other classification of preferred stock.
     The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable a holder to block such a transaction. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of holders of our common stock. Although our Board of Directors is required to make any determination to issue preferred stock based on its judgment as to the best interests of our stockholders, our Board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which such stockholders might receive a premium for their stock over the then market price of such stock. Our Board presently does not intend to seek stockholder approval prior to the issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange rules.

Class B Warrants
     General. We have outstanding 4,932,438 Class B warrants. The Class B warrants may be exercised until the expiration date, which is February 13, 2012. Each Class B warrant entitles the holder to purchase one share of common stock at an exercise price of $11.00 per share. In addition, the warrant provides for anti-dilution protection in connection with our issuance of any stock dividends, which we have declared since the issuance of the warrants. Accordingly, holders of the Class B warrants may currently purchase 1.4677 shares of common stock for each warrant exercised. The warrant exercise price will be adjusted if specific events, summarized below, occur. A holder of warrants will not be deemed a holder of the underlying stock for any purpose until the warrant is exercised. If at their expiration date the Class B warrants are not currently exercisable, the expiration date will be extended for 30 days following notice to the holders of the warrants that the warrants are again exercisable. If we cannot honor the exercise of Class B warrants and the securities underlying the warrants are listed on a securities exchange or if there are three independent market makers for the underlying securities, we may, but are not required to, settle the warrants for a price equal to the difference between the closing price of the underlying securities and the exercise price of the warrants. Because we are not required to settle the warrants by payment of cash, and because there is a possibility that warrant holders will not be able to exercise the warrants when they are in-the -money or otherwise, there is a risk that the warrants will never be settled in shares or payment of cash. This may have an adverse effect on the demand for the warrants and the prices that can be obtained from reselling them.
     No Redemption. The Class B warrants are non-redeemable.
     Exercise. The holders of the Class B warrants may exercise them only if an appropriate registration statement is then in effect. To exercise a Class B warrant, the holder must deliver to our transfer agent the warrant certificate on or before the expiration date or the redemption date, as applicable, with the form on the reverse side of the certificate executed as indicated, accompanied by payment of the full exercise price for the number of warrants being exercised. Fractional shares of common stock will not be issued upon exercise of the warrants.
     Adjustments in Certain Events. We will make adjustments to the terms of the Class B warrants if certain events occur. If we distribute to our stockholders additional shares of common stock through a dividend or distribution, or if we effect a stock split of our common stock, we will adjust the total number of shares of common stock purchasable on exercise of a Class B warrant so that the holder of a Class B warrant thereafter exercised will be entitled to receive the number of shares of common stock the holder would have owned or received after such event if the Class B warrant holder had exercised the Class B warrant before the event causing the adjustment. The aggregate exercise price of the Class B warrant will remain the same in that circumstance, but the effective purchase price per share of common stock purchasable upon exercise of the Class B warrant will be proportionately reduced because a greater number of common stock shares will then be purchasable upon exercise of the adjusted Class B warrant. We will make equivalent changes in the Class B warrants if we effect a reverse stock split.
     In the event of a capital reorganization or reclassification of our common stock, the Class B warrants will be adjusted so that thereafter each Class B warrant holder will be entitled to receive upon exercise the same number and kind of securities that such holder would have received if the Class B warrant had been exercised before the capital reorganization or reclassification of our common stock and the securities received on such exercise had been held through the record date of the reorganization or recapitalization.
     If we merge or consolidate with another corporation, or if we sell our assets as an entirety or substantially as an entirety to another corporation, we will make provisions so that Class B warrant holders will be entitled to receive upon exercise of a Class B warrant the kind and number of securities, cash or other property that would have been received as a result of the transaction by a person who was our stockholder immediately before the transaction and who owned the same number of shares of common stock for which the Class B warrant was exercisable immediately before the transaction. No adjustment to the Class B warrants will be made, however, if a merger or consolidation does not result in any reclassification or change in our outstanding common stock.
Underwriter’s Warrants
     In connection with our initial public offering, we issued to the underwriter warrants to purchase 131,219 units, consisting of 131,219 shares of our common stock, 131,219 Class A warrants and 131,219 Class B warrants. The underwriter’s warrants will be exercisable for units at any time beginning February 13, 2008 until February 13, 2012.

However, neither the underwriter’s warrants nor the underlying securities may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person, except to any member participating in the offering and the officers or partners thereof, and only if all securities so transferred remain subject to the one-year lock-up restriction for the remainder of the lock-up period. If we cannot honor the exercise of the underwriter’s warrants and the securities underlying the warrants are listed on a securities exchange or if there are three independent market makers for the underlying securities, we may, but are not required to, settle the underwriter’s warrants for a price equal to the difference between the closing price of the underlying securities and the exercise price of the warrants. Because we are not required to settle the representative’s warrants by payment of cash, it is possible that the underwriter’s warrants will never be settled in shares or payment of cash.
Anti-Takeover Effects of Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws
     Our Certificate of Incorporation and Bylaws contain a number of provisions that could make our acquisition by means of a tender or exchange offer, a proxy contest or otherwise more difficult. These provisions are summarized below.
     Staggered Board. Staggered terms tend to protect against sudden changes in management and may have the effect of delaying, deferring or preventing a change in our control without further action by our stockholders. Our Board of Directors is divided into three classes, with one class of directors elected at each year’s annual stockholder meeting.
     Special Meetings. Our Bylaws provide that special meetings of stockholders can be called by the President, at the request of a majority of the Board of Directors or at the written request of holders of at least 50% of the shares outstanding and entitled to vote.
     Undesignated Preferred Stock. The ability to authorize undesignated preferred stock makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. The ability to issue preferred stock may have the effect of deferring hostile takeovers or delaying changes in control or management of our Company.
     Delaware Anti-Takeover Statute. We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging under certain circumstances in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:
•	Prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder.

•	Upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer.

•	On or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.
     Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our Board of Directors does not approve in advance. We also anticipate that Section 203 may also discourage attempted acquisitions that might result in a premium over the market price for the shares of common stock held by stockholders.
     The provisions of Delaware law, our Certificate of Incorporation and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Limitation of Director Liability
     The Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of the directors’ fiduciary duty of care. Although the law does not change the directors’ duty of care, it enables corporations to limit available relief in most cases to equitable remedies such as an injunction. Our certificate of incorporation limits the liability of directors to us or our stockholders to the fullest extent permitted by applicable law. Specifically, our directors will not be personally liable to us or our stockholders for monetary damages for breach of a director’s fiduciary duty as a director, except for liability:
•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.
Indemnification
     To the maximum extent permitted by law, our bylaws provide for mandatory indemnification of directors and permit indemnification of our employees and agents against all expense, liability and loss to which they may become subject or which they may incur as a result of being or having been our director, officer, employee or agent. In addition, we must advance or reimburse directors and officers, and may advance or reimburse employees and agents, for expenses incurred by them as a result of indemnifiable claims.
Transfer Agent, Warrant Agent and Registrar
     The transfer agent and registrar for our common stock and warrant agent for the public warrants is Computershare Shareholder Services, Inc., and its wholly owned subsidiary, Computershare Trust Company, N.A., 250 Royall Street, Canton, Massachusetts 02021.
Listing
     Our common stock and Class B warrants are listed on the Nasdaq Capital Market and the Boston Stock Exchange.
LEGAL MATTERS
     The validity of the securities offered will be passed upon for us by Cozen O’Connor, Philadelphia, Pennsylvania.
EXPERTS
     The financial statements incorporated by reference in this prospectus have been audited by CCR LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their reports incorporated herein by reference, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
     We have filed a registration statement on Form S-3 with the Securities and Exchange Commission in connection with this offering. We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy the registration statement and any other documents we have filed at the Securities and Exchange Commission’s Public Reference Room 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room. Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission’s Internet site at www.sec.gov.
     This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.
INCORPORATION OF DOCUMENTS BY REFERENCE
     The Securities and Exchange Commission allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Later information filed with the Securities and Exchange Commission will update and supersede this information.
     We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the initial registration statement of which this prospectus forms a part prior to effectiveness of such registration statement, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:
•	Our Annual Report on Form 10-K for the year ended December 31, 2008.

•	Our Current Reports on Form 8-K dated January 12, 2009; January 29, 2009; February 27, 2009; March 12, 2009; March 25, 2009; March 27, 2009; April 1, 2009; April 2, 2009; April 6, 2009; April 10, 2009; April 13, 2009; and April 28, 2009.

•	Our Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2009.

•	The description of our common stock contained in our registration statement on Form 8-A filed on May 30, 2007, and any amendment or report filed for the purpose of updating that description.
     An updated description of our capital stock is included in this prospectus under “Description of Capital Stock.”
     You may request a copy of these filings, at no cost, by contacting us at:
Converted Organics Inc.
Attn: Corporate Secretary
7A Commercial Wharf West
Boston, MA 02110
Phone: (617) 624-0111

CONVERTED ORGANICS INC.
293,629 Shares of Common Stock
293,629 Class B Warrants

PROSPECTUS

_____________, 2009
You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other expenses of issuance and distribution
     The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the registration fee:

Securities and Exchange Commission registration fee	$281	(1)
Accounting fees and expenses	$3,000
Legal fees and expenses	$3,000
Printing fees and expenses	$1,000
Total	$7,281

(1)	Previously paid.
Item 15. Indemnification of directors and officers
     Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of ours. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit.
     Our certificate of incorporation provides that a director shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law. In addition, our bylaws provide that each person who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director shall be indemnified and held harmless to the fullest extent permitted by Delaware law. The right to indemnification conferred in our bylaws also includes the right to be reimbursed for all expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware law.
     Our bylaws further provide that we shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of ours against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not we would have the power to indemnify him against such liability under Delaware law. We have also obtained directors’ and officers’ liability insurance, which insures against liabilities that our directors or officers may incur in such capacities.
Item 16. Exhibits and financial statement schedules
     (a) Exhibits Pursuant to Item 601 of Regulation S-K:

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT
3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Registration Statement on Form SB-2 filed June 21, 2006)

3.2	Amendment to Certificate of Incorporation (incorporated by reference to Annex B to our Definitive Schedule 14A filed March 5, 2008)

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT
3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed June 6, 2008)

4.1	Specimen of Common Stock certificate (incorporated by reference to Exhibit 4.1 to our Form SB-2/A filed January 25, 2007)

4.2	Form of Class B Warrant (incorporated by reference to Exhibit B to Exhibit 4.5 on Post-Effective Amendment No. 1 to our Registration Statement on Form SB-2 filed February 20, 2007)

4.3
Warrant Agreement between the Registrant and Computershare Shareholder Services, Inc. and Computershare Trust Company N.A., dated February 16, 2007 (incorporated by reference to Exhibit 4.5 on Post-Effective Amendment No. 1 to our Registration Statement on Form SB-2 filed February 20, 2007)

4.4	Form of Representative’s Purchase Warrant (incorporated by reference to Exhibit 4.6 to our Registration Statement on Form SB-2 filed June 21, 2006)

4.5
Registration Rights Agreement between the Registrant and Professional Offshore Opportunity Fund, Ltd., Professional Traders Fund, LLC and High Capital Funding, LLC, dated January 24, 2008 (incorporated by reference to Exhibit 2.06 to our current report on Form 8-K filed January 29, 2008)

4.6
Loan and Securities Purchase Agreement between the Registrant and each of Professional Offshore Opportunity Fund, Ltd., Professional Traders Fund, LLC and High Capital Funding, LLC, dated January 24, 2008 (incorporated by reference to Exhibit 2.10 to our current report on Form 8-K filed January 29, 2008)

4.7	Secured Convertible Debenture to High Capital Funding, LLC, dated January 24, 2008 (incorporated by reference to Exhibit 2.07 to our current report on Form 8-K filed January 29, 2008)

4.8
Secured Convertible Debenture to Professional Offshore Opportunity Fund, LLC, dated January 24, 2008 (incorporated by reference to Exhibit 2.09 to our current report on Form 8-K filed January 29, 2008)

4.9
Purchase Agreement dated March 6, 2009 by and among Converted Organics Inc. and Professional Offshore Opportunity Fund, Ltd. (incorporated by reference to Exhibit 10.1 to our current report on Form 8-K filed March 12, 2009)

4.10
Convertible Note dated March 6, 2009 by Converted Organics Inc. payable to Professional Offshore Opportunity Fund, Ltd. (incorporated by reference to Exhibit 10.1 to our current report on Form 8-K filed March 12, 2009)

4.11
Registration Rights Agreement dated March 6, 2009 by and among Converted Organics Inc. and Professional Offshore Opportunity Fund, Ltd. (incorporated by reference to Exhibit 10.1 to our current report on Form 8-K filed March 12, 2009)

4.12	Form of First Amendment to the Secured Convertible Debenture dated January 24, 2008 (incorporated by reference to Exhibit 4.13 to our annual current report on Form 10-K filed March 30, 2009)

4.13
Form of Second Amendment to the Secured Convertible Debenture dated January 24, 2008 used for Professional Offshore Opportunity Fund, Ltd. (incorporated by reference to Exhibit 4.14 to our annual current report on Form 10-K filed March 30, 2009)

4.14
Form of Second Amendment to the Secured Convertible Debenture dated January 24, 2008 used for High Capital Funding, LLC (incorporated by reference to Exhibit 4.15 to our annual current report on Form 10-K filed March 30, 2009)

5	Opinion of Cozen O’Connor (to be filed by amendment)

23.1	Cozen O’Connor Consent (included in Exhibit 5)

23.2	CCR LLP Consent

24	Power of Attorney (included on signature page)
Item 17. Undertakings
(a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
          provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
          (i) If the registrant is relying on Rule 430B:
          (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
          (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than a payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d) The undersigned registrant hereby undertakes that:
     (1) For purposes of determining liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on April 30, 2009.

CONVERTED ORGANICS INC.
By:	/s/ Edward J. Gildea
Name:	Edward J. Gildea
Title:	President, Chief Executive Officer, and Chairman of the Board

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Gildea, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ Edward J. Gildea	Chairman, President and Chief Executive Officer	April 30, 2009

Edward J. Gildea

/s/ David R. Allen	Chief Financial Officer, Executive Vice President of Administration	April 30, 2009

David R. Allen

/s/ Ellen P. O’Neil	Chief Accounting Officer	April 30, 2009

Ellen P. O’Neil

/s/ Robert E. Cell	Director	April 30, 2009

Robert E. Cell

/s/ John P. DeVillars	Director	April 30, 2009

John P. DeVillars

/s/ Edward A. Stoltenberg	Director	April 30, 2009

Edward A. Stoltenberg

INDEX TO EXHIBITS

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT
3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Registration Statement on Form SB-2 filed June 21, 2006)

3.2	Amendment to Certificate of Incorporation (incorporated by reference to Annex B to our Definitive Schedule 14A filed March 5, 2008)

3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed June 6, 2008)

4.1	Specimen of Common Stock certificate (incorporated by reference to Exhibit 4.1 to our Form SB-2/A filed January 25, 2007)

4.2	Form of Class B Warrant (incorporated by reference to Exhibit B to Exhibit 4.5 on Post-Effective Amendment No. 1 to our Registration Statement on Form SB-2 filed February 20, 2007)

4.3
Warrant Agreement between the Registrant and Computershare Shareholder Services, Inc. and Computershare Trust Company N.A., dated February 16, 2007 (incorporated by reference to Exhibit 4.5 on Post-Effective Amendment No. 1 to our Registration Statement on Form SB-2 filed February 20, 2007)

4.4	Form of Representative’s Purchase Warrant (incorporated by reference to Exhibit 4.6 to our Registration Statement on Form SB-2 filed June 21, 2006)

4.5
Registration Rights Agreement between the Registrant and Professional Offshore Opportunity Fund, Ltd., Professional Traders Fund, LLC and High Capital Funding, LLC, dated January 24, 2008 (incorporated by reference to Exhibit 2.06 to our current report on Form 8-K filed January 29, 2008)

4.6
Loan and Securities Purchase Agreement between the Registrant and each of Professional Offshore Opportunity Fund, Ltd., Professional Traders Fund, LLC and High Capital Funding, LLC, dated January 24, 2008 (incorporated by reference to Exhibit 2.10 to our current report on Form 8-K filed January 29, 2008)

4.7	Secured Convertible Debenture to High Capital Funding, LLC, dated January 24, 2008 (incorporated by reference to Exhibit 2.07 to our current report on Form 8-K filed January 29, 2008)

4.8
Secured Convertible Debenture to Professional Offshore Opportunity Fund, LLC, dated January 24, 2008 (incorporated by reference to Exhibit 2.09 to our current report on Form 8-K filed January 29, 2008)

4.9
Purchase Agreement dated March 6, 2009 by and among Converted Organics Inc. and Professional Offshore Opportunity Fund, Ltd. (incorporated by reference to Exhibit 10.1 to our current report on Form 8-K filed March 12, 2009)

4.10
Convertible Note dated March 6, 2009 by Converted Organics Inc. payable to Professional Offshore Opportunity Fund, Ltd. (incorporated by reference to Exhibit 10.1 to our current report on Form 8-K filed March 12, 2009)

4.11
Registration Rights Agreement dated March 6, 2009 by and among Converted Organics Inc. and Professional Offshore Opportunity Fund, Ltd. (incorporated by reference to Exhibit 10.1 to our current report on Form 8-K filed March 12, 2009)

4.12	Form of First Amendment to the Secured Convertible Debenture dated January 24, 2008 (incorporated by reference to Exhibit 4.13 to our annual current report on Form 10-K filed March 30, 2009)

4.13
Form of Second Amendment to the Secured Convertible Debenture dated January 24, 2008 used for Professional Offshore Opportunity Fund, Ltd. (incorporated by reference to Exhibit 4.14 to our annual current report on Form 10-K filed March 30, 2009)

4.14
Form of Second Amendment to the Secured Convertible Debenture dated January 24, 2008 used for High Capital Funding, LLC (incorporated by reference to Exhibit 4.15 to our annual current report on Form 10-K filed March 30, 2009)

5	Opinion of Cozen O’Connor (to be filed by amendment)

23.1	Cozen O’Connor Consent (included in Exhibit 5)

23.2	CCR LLP Consent

24	Power of Attorney (included on signature page)